Exhibit 99.1
Carbonite Announces Third Quarter 2017 Financial Results
Delivered better-than-expected revenue growth and expanded profitability

BOSTON, MA - November 2, 2017 - Carbonite, Inc. (NASDAQ: CARB), a leading provider of cloud, hybrid and onsite data protection solutions, today announced financial results for the quarter ended September 30, 2017.

Third Quarter 2017 Highlights:

•	Revenue of $61.6 million increased 19% year-over-year.

•	Non-GAAP revenue of $63.1 million increased 20% year-over-year.[1]

•	Bookings of $59.7 million increased 21% year-over-year.[2]

•	Net (loss) income per share was ($0.13), as compared to $0.00 in 2016 (basic and diluted).

•	Non-GAAP net income per share was $0.26 (basic) and $0.25 (diluted), as compared to $0.14 in 2016 (basic and diluted).[4]

“The third quarter was another successful quarter for Carbonite as we delivered strong financial results and we made significant progress on our integration priorities. We are successfully executing our plan to build the leading data protection platform for businesses, and I am incredibly pleased with our progress,” said Mohamad Ali, President and CEO of Carbonite.

“Our disciplined approach to driving growth has produced another quarter of sequential double-digit growth in non-GAAP net income per share. As we continue to integrate acquired businesses, we expect to realize more synergies in the coming quarters and to continue expanding profitability,” said Anthony Folger, CFO of Carbonite.

The Company uses a variety of operational and financial metrics, including non-GAAP financial measures, to evaluate its performance and financial condition. The accompanying financial data includes additional information regarding these metrics and a reconciliation of non-GAAP financial information to GAAP. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Third Quarter 2017 Results:

•
Revenue for the third quarter was $61.6 million, an increase of 19% from $51.9 million in the third quarter of 2016. Non-GAAP revenue for the third quarter was $63.1 million, an increase of 20% from $52.5 million in the third quarter of 2016.[1]

•	Bookings for the third quarter were $59.7 million, an increase of 21% from $49.2 million in the third quarter of 2016.[2]

•	Gross margin for the third quarter was 71.5%, compared to 70.2% in the third quarter of 2016. Non-GAAP gross margin was 76.3% in the third quarter, compared to 72.2% in the third quarter of 2016.[3]

•
Net loss for the third quarter was ($3.6) million, compared to net income of $0.1 million in the third quarter of 2016. Non-GAAP net income for the third quarter was $7.3 million, compared to non-GAAP net income of $3.8 million in the third quarter of 2016.[4]

•
Net loss per share for the third quarter was ($0.13) (basic and diluted), compared to net income per share of $0.00 (basic and diluted) in the third quarter of 2016. Non-GAAP net income per share was $0.26 (basic) and $0.25 (diluted) for the third quarter, compared to non-GAAP net income per share of $0.14 (basic and diluted) in the third quarter of 2016.[4]

•
Cash flow from operations for the third quarter was $6.9 million, compared to $5.0 million in the third quarter of 2016. Adjusted free cash flow for the third quarter was $6.0 million, compared to $4.5 million in the third quarter of 2016.[5]

[1]	Non-GAAP revenue excludes the impact of purchase accounting adjustments for significant acquisitions.

[2]
Bookings represent the aggregate dollar value of customer subscriptions and software arrangements, which may include multiple revenue elements, such as software licenses, hardware, professional services and post-contractual support, received during a period and are calculated as revenue recognized during a particular period plus the change in total deferred revenue, excluding deferred revenue recorded in connection with acquisitions and divestitures, net of foreign exchange during the same period.

[3]
Non-GAAP gross margin excludes the impact of purchase accounting adjustments on acquired deferred revenue, amortization expense on intangible assets, stock-based compensation expense and acquisition-related expense.

[4]
Non-GAAP net income and non-GAAP net income per share excludes the impact of purchase accounting adjustments on acquired deferred revenue, amortization expense on intangible assets, stock-based compensation expense, litigation-related expense, restructuring-related expense, acquisition-related expense, non-cash convertible debt interest expense and the income tax effect of non-GAAP adjustments.

[5]
Adjusted free cash flow is calculated by subtracting the cash paid for the purchase of property and equipment and adding the payments related to acquisition-related payments, restructuring-related payments, litigation-related payments and the cash portion of the lease exit charge from net cash provided by operating activities.

Business Outlook

Based on the information available as of November 2, 2017, Carbonite expects the following for the fourth quarter and full year of 2017:

Fourth Quarter 2017:

Current Guidance (11/2/2017)
GAAP Revenue	$61.5 -$63.5 million
Non-GAAP Revenue	$63.0 -$65.0 million
Non-GAAP Net Income Per Share	$0.27 - $0.31

Full Year 2017:

	Prior Guidance (8/3/2017)	Current Guidance (11/2/2017)
Business Bookings	$160.6 - $170.2 million	$163.8 -$168.8 million
Consumer Bookings Y/Y Growth	(10%) - 0% growth	(10%) - 0% growth
GAAP Revenue	$232.0 - $244.0 million	$239.2 -$241.2 million
Non-GAAP Revenue	$238.5 - $250.5 million	$246.3 -$248.3 million
Non-GAAP Net Income Per Share	$0.74 - $0.80	$0.76 - $0.80
Non-GAAP Gross Margin	74.0% - 75.0%	~75.0%
Adjusted Free Cash Flow	$16.0 - $20.0 million	$16.0 - $20.0 million
Carbonite’s expectations of non-GAAP net income per share for the fourth quarter and full year of 2017 excludes the impact of purchase accounting adjustments on acquired deferred revenue, amortization expense on intangible assets, stock-based compensation expense, litigation-related expense, restructuring-related expense, non-cash convertible debt interest expense, and the income tax effect of non-GAAP adjustments. Non-GAAP net income per share assumes an effective tax rate of 13% for the full year of 2017. Non-GAAP net income per share assumes fully-diluted weighted average shares outstanding of approximately 29.3 million for the fourth quarter and 29.1 million for the full year of 2017.
Conference Call and Webcast Information
In conjunction with this announcement, Carbonite will host a conference call on Thursday, November 2, 2017 at 5:30 p.m. ET to review the results. This call will be webcast live and can be found in the investor relations section of the Company's website at http://investor.carbonite.com. The conference call can also be accessed by dialing (877) 303-1393 in the United States or (315) 625-3228 internationally with the passcode 96198014.
Following the completion of the call, a recorded replay will be available on the Company’s website, http://investor.carbonite.com, under “Events & Presentations” through November 2, 2018.
Non-GAAP Financial Measures
To supplement our consolidated financial statements presented in accordance with GAAP, this press release contains non-GAAP financial measures, including bookings, non-GAAP revenue, non-GAAP gross margin, non-GAAP net income and non-GAAP net income per share, non-GAAP operating expense and adjusted free cash flow.

The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and ordinary results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.
The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant items that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures provided in the tables at the end of this press release, and not to rely on any single financial measure to evaluate the Company’s business.

With respect to our expectations under "Business Outlook" above, the Company has not reconciled non-GAAP net income per share to net (loss) income per share in this press release because we do not provide guidance for stock-based compensation expense, litigation-related expense, acquisition-related expense, amortization expense on intangible assets, non-cash convertible debt interest expense, and the income tax effect of non-GAAP adjustments as we are unable to quantify certain of these amounts that would be required to be included in the GAAP measure without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors.
Cautionary Language Concerning Forward-Looking Statements
Certain matters discussed in this press release, including under “Business Outlook,” have "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" or words of similar import. Similarly, statements that describe the Company's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, our ability to profitably attract new customers and retain existing customers, our dependence on the market for cloud backup services, our ability to manage growth, changes in economic or regulatory conditions or other trends affecting the Internet and the information technology industry, and those discussed in the section titled "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the Securities and Exchange Commission (the "SEC"), which is available on www.sec.gov, and elsewhere in any subsequent periodic or current reports filed by us with the SEC. Except as required by applicable law, we do not undertake any obligation to update our forward-looking statements to reflect future events, new information or circumstances.

About Carbonite

Carbonite provides data protection solutions for businesses and the IT professionals who serve them. Our solution suite provides a full complement of backup, disaster recovery, high availability and migration solutions for any size business in locations around the world, all supported by secure and scalable global cloud infrastructure. To learn more visit www.Carbonite.com.

Investor Relations Contact:

Jeremiah Sisitsky
Carbonite
781-928-0713
investor.relations@carbonite.com

Media Contacts:

Sarah King
Carbonite
617-421-5601
media@carbonite.com

Kelsey Shively
Weber Shandwick (for Carbonite)
425-306-2090
wswnacarbonite@webershandwick.com

Carbonite, Inc.
Condensed Consolidated Statement of Operations (unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue	$61,637	$51,948	$177,770	$153,498
Cost of revenue	17,590	15,459	53,256	46,078
Gross profit	44,047	36,489	124,514	107,420
Operating expenses:
Research and development	12,781	8,156	34,035	25,272
General and administrative	9,799	9,059	33,745	30,868
Sales and marketing	22,561	18,864	69,354	53,069
Restructuring charges	—	29	—	834
Total operating expenses	45,141	36,108	137,134	110,043
(Loss) income from operations	(1,094)	381	(12,620)	(2,623)
Interest (expense) income, net	(2,206)	(15)	(4,647)	(110)
Other (expense) income, net	(66)	170	1,129	118
(Loss) income before income taxes	(3,366)	536	(16,138)	(2,615)
Provision (benefit) for income taxes	237	429	(13,750)	814
Net (loss) income	$(3,603)	$107	$(2,388)	$(3,429)
Net (loss) income per share:
Basic	$(0.13)	$—	$(0.09)	$(0.13)
Diluted	$(0.13)	$—	$(0.09)	$(0.13)
Weighted-average shares outstanding:
Basic	27,795,858	26,973,507	27,714,273	26,976,432
Diluted	27,795,858	27,532,509	27,714,273	26,976,432

Carbonite, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(In thousands)

	September 30, 2017	December 31, 2016
Assets
Current assets
Cash and cash equivalents	$119,425	$59,152
Trade accounts receivable, net	23,364	16,639
Prepaid expenses and other current assets	6,745	7,325
Restricted cash	—	135
Total current assets	149,534	83,251
Property and equipment, net	29,681	23,872
Other assets	432	157
Acquired intangible assets, net	46,799	13,751
Goodwill	80,756	23,728
Total assets	$307,202	$144,759
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$9,402	$5,819
Accrued expenses	20,373	19,768
Current portion of deferred revenue	103,687	86,311
Total current liabilities	133,462	111,898
Long-term debt	110,294	—
Deferred revenue, net of current portion	22,018	21,280
Other long-term liabilities	6,034	5,747
Total liabilities	271,808	138,925
Stockholders’ equity
Common stock	299	285
Additional paid-in capital	228,943	177,931
Treasury stock, at cost	(27,124)	(10,657)
Accumulated deficit	(167,730)	(165,042)
Accumulated other comprehensive income	1,006	3,317
Total stockholders’ equity	35,394	5,834
Total liabilities and stockholders’ equity	$307,202	$144,759

Carbonite, Inc.
Condensed Consolidated Statement of Cash Flows (unaudited)
(In thousands)

	Nine Months Ended September 30,
	2017	2016
Operating activities
Net loss	$(2,388)	$(3,429)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	16,039	12,227
(Gain) loss on disposal of equipment	(893)	518
Impairment of capitalized software	906	—
Stock-based compensation expense	9,220	6,628
Benefit for deferred income taxes	(15,054)	(253)
Non-cash interest expense related to amortization of debt discount	2,943	—
Other non-cash items, net	(367)	168
Changes in assets and liabilities, net of acquisition:
Accounts receivable	510	(13,243)
Prepaid expenses and other current assets	941	(1,822)
Other assets	(209)	69
Accounts payable	346	(5,187)
Accrued expenses	(2,153)	6,327
Other long-term liabilities	32	(481)
Deferred revenue	7,593	1,842
Net cash provided by operating activities	17,466	3,364
Investing activities
Purchases of property and equipment	(11,944)	(3,715)
Proceeds from sale of property and equipment	936	4
Proceeds from maturities of marketable securities and derivatives	370	1,198
Purchases of derivatives	(4,829)	(1,476)
Proceeds from sale of businesses	295	—
Payment for acquisition, net of cash acquired	(69,798)	(11,625)
Net cash used in investing activities	(84,970)	(15,614)
Financing activities
Proceeds from exercise of stock options	4,158	2,020
Proceeds from long-term borrowings, net of debt issuance costs	177,797	—
Payments on long-term borrowings	(39,200)	—
Repurchase of common stock	(16,468)	(4,753)
Net cash provided by (used in) financing activities	126,287	(2,733)
Effect of currency exchange rate changes on cash	1,490	154
Net increase (decrease) in cash and cash equivalents	60,273	(14,829)
Cash and cash equivalents, beginning of period	59,152	63,936
Cash and cash equivalents, end of period	$119,425	$49,107

Carbonite, Inc.
Reconciliation of GAAP to Non-GAAP Measures (unaudited)
(In thousands, except share and per share amounts)

Reconciliation of GAAP Revenue to Non-GAAP Revenue

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
GAAP revenue	61,637	51,948	177,770	153,498
Add:
Fair value adjustment of acquired deferred revenue (1)	1,465	536	5,498	1,899
Non-GAAP revenue	63,102	52,484	183,268	155,397
(1) Excludes the impact of purchase accounting adjustments for significant acquisitions.

Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Gross profit	$44,047	$36,489	$124,514	$107,420
Gross margin	71.5%	70.2%	70.0%	70.0%
Add:
Fair value adjustment of acquired deferred revenue	1,465	536	5,498	1,899
Amortization of intangibles	2,203	642	5,953	1,999
Stock-based compensation expense	287	189	787	600
Acquisition-related expense	176	15	309	251
Non-GAAP gross profit	$48,178	$37,871	$137,061	$112,169
Non-GAAP gross margin	76.3%	72.2%	74.8%	72.2%

Calculation of Non-GAAP Net Income and Non-GAAP Net Income per Share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net (loss) income	$(3,603)	$107	$(2,388)	$(3,429)
Add:
Fair value adjustment of acquired deferred revenue	1,465	536	5,498	1,899
Amortization of intangibles	2,756	950	7,488	2,938
Stock-based compensation expense	3,254	2,130	9,219	6,628
Litigation-related expense	49	—	193	1
Restructuring-related expense	—	29	—	829
Acquisition-related expense	2,086	41	6,364	4,807
Non-cash convertible debt interest expense	1,477	—	2,943	—
Less:
Income tax effect of non-GAAP adjustments	190	(33)	15,241	558
Non-GAAP net income	$7,294	$3,826	$14,076	$13,115
GAAP net (loss) income per share:
Basic	$(0.13)	$—	$(0.09)	$(0.13)
Diluted	$(0.13)	$—	$(0.09)	$(0.13)
Non-GAAP net income per share:
Basic	$0.26	$0.14	$0.51	$0.49
Diluted	$0.25	$0.14	$0.47	$0.48
GAAP Weighted-average shares outstanding:
Basic	27,795,858	26,973,507	27,714,273	26,976,432
Diluted	27,795,828	27,532,509	27,714,273	26,976,432
Non-GAAP Weighted-average shares outstanding:
Basic	27,795,858	26,973,507	27,714,273	26,976,432
Diluted	29,007,629	27,532,509	29,649,353	27,221,328

Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Research and development	$12,781	$8,156	$34,035	$25,272
Less:
Stock-based compensation expense	590	276	1,304	790
Acquisition-related expense	1,038	(1)	1,172	309
Non-GAAP research and development	$11,153	$7,881	$31,559	$24,173

General and administrative	$9,799	$9,059	$33,745	$30,868
Less:
Amortization of intangibles	123	62	346	200
Stock-based compensation expense	1,860	1,388	5,800	4,475
Litigation-related expense	49	—	193	1
Acquisition-related expense	494	28	4,303	4,131
Non-GAAP general and administrative	$7,273	$7,581	$23,103	$22,061

Sales and marketing	$22,561	$18,864	$69,354	$53,069
Less:
Amortization of intangibles	430	246	1,189	739
Stock-based compensation expense	517	277	1,328	763
Acquisition-related expense	378	(1)	580	116
Non-GAAP sales and marketing	$21,236	$18,342	$66,257	$51,451

Restructuring charges	$—	$29	$—	$834
Less:
Restructuring-related expense	—	29	—	829
Non-GAAP restructuring charges	$—	$—	$—	$5

Reconciliation of Revenue to Bookings

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue	$61,637	$51,948	$177,770	$153,498
Add:
Deferred revenue ending balance	125,705	107,445	125,705	107,445
Deferred revenue divested	—	—	373	—
Less:
Impact of foreign exchange	377	106	1,150	164
Beginning deferred revenue from acquisitions	320	—	9,420	6,830
Deferred revenue beginning balance	126,980	110,049	107,591	98,703
Change in deferred revenue balance	(1,972)	(2,710)	7,917	1,748
Bookings	$59,665	$49,238	$185,687	$155,246

Calculation of Adjusted Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net cash provided by operating activities	$6,898	$5,037	$17,466	$3,364
Subtract:
Purchases of property and equipment	1,905	906	11,944	3,715
Free cash flow	4,993	4,131	5,522	(351)

Add:
Acquisition-related payments	954	190	4,843	9,981
Restructuring-related payments	—	—	—	341
Cash portion of lease exit charge	—	203	—	354
Litigation-related payments	68	—	137	924
Adjusted free cash flow	$6,015	$4,524	$10,502	$11,249